UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) Of
The Securities Exchange Act Of 1934

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Preliminary Proxy Statement

Confidential, for Use of the Commissions Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to ss.240.14a-12

CHIEF CONSOLIDATED MINING COMPANY

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHIEF CONSOLIDATED MINING COMPANY
15988 Silver Pass Road
P.O. Box 51
Eureka, Utah 84628

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                     , 2007

                  , 2007

Dear Stockholders:

A Special Meeting of Stockholders of Chief Consolidated Mining Company (the ‘‘Company’’) will be held at                  A.M., Eastern Daylight Time on                              , 2007 at Dimeling, Schreiber & Park, 1629 Locust Street, Philadelphia PA, 19103. At the meeting, you will be asked to vote on:

1.	The election of two directors to the Board of Directors of the Company to serve until the 2008 Annual Meeting of Stockholders;

2.	The approval of amendments of the Company’s Articles of Incorporation (a) to increase the authorized Common Stock of the Company to 100,000,000 shares; (b) to set the par value of the Company’s classes of Common Stock, Preferred Stock and Convertible Common Stock to $0.01 par value from $0.50 par value per share, (c) to increase the authorized Preferred Stock of the Company to 10,000,000 shares; (d) to authorize the addition of blank check provisions to the Company’s class of Preferred Stock, (e) to set the size of the Board of Directors at a range of one to seven members, which exact number will be determined by the Board of Directors as it designates in the Bylaws, (f) to authorize the annual election of directors at a time prescribed by the Board of Directors and (g) to remove the requirement that only stockholders may be directors;

3.	The approval and ratification of the sale of convertible debentures to Dimeling, Schreiber & Park Reorganization Fund II, LP; and

4.	The transaction of such other and further business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed                , 2007 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on               , 2007 are entitled to notice of, and to vote at, the meeting.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope.

The foregoing items of business are more fully described in the accompanying proxy statement.

By Order of the Board of Directors
/s/ Richard R. Schreiber Richard R. Schreiber President

CHIEF CONSOLIDATED MINING COMPANY
15988 Silver Pass Road
P.O. Box 51
Eureka, Utah 84628

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

               , 2007

INTRODUCTION

This proxy statement and the accompanying proxy card is furnished in connection with the solicitation by the Board of Directors of Chief Consolidated Mining Company, an Arizona corporation (the ‘‘Company’’), of proxies for use at the 2007 Special Meeting of Stockholders (the ‘‘Special Meeting’’) to be held at Dimeling, Schreiber & Park, 1629 Locust Street, Philadelphia, PA 19103 at                  A.M. Eastern Daylight Time, on                     , 2007, or at any adjournment or postponement thereof, for the purpose set forth in this proxy statement and the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the accompanying proxy card is first being mailed to stockholders on or about                   , 2007 to all stockholders entitled to vote at the Special Meeting.

VOTING PROCEDURES AND SOLICITATION

Your Vote Is Important

Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card. Your prompt voting may save the Company the expense of the following up with a second mailing. A return envelope (postage paid if mailed in the United States) is enclosed for that purpose.

Methods of Voting

You may vote by signing and returning the enclosed proxy card or by voting in person at the meeting. If you send in a proxy card, and also attend the meeting in person, the proxy holders will vote your shares as you instructed on your proxy card, unless you inform the Secretary at the meeting that you wish to vote in person.

Revoking a Proxy

You may revoke your proxy by:

•	Signing and returning another proxy card at a later date;

•	Sending written notice of revocation to the attention of the Secretary to:

Corporate Secretary
Chief Consolidated Mining Company
c/o Dimeling, Schreiber & Park
1629 Locust Street
Philadelphia, PA 19103;

•	Informing the Secretary and voting in person at the meeting.

To be effective, a later-dated proxy or written revocation must arrive at the above address before the start of the meeting.

Proxy Solicitation

The enclosed proxy card is being solicited on behalf of the Board of Directors. The Company will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, the Company’s directors, officers and employees may solicit proxies by telephone or fax. The Company has requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of the Company’s common stock. No additional compensation will be paid for such solicitation.

How Proxy Cards Are Voted

The proxy holders named on the proxy card are Richard R. Schreiber, the Company’s President, and Steven G. Park, the Company’s Secretary and Treasurer. The proxy holders will vote shares according to the stockholder instructions on the proxy card. If a signed proxy card does not contain instructions, then the proxy holders will vote the shares ‘‘FOR’’ the election of the director nominees listed on the card; ‘‘FOR’’ each of the amendments to the Company’s Articles of Incorporation to reduce the par value per share of the Company’s authorized Common Stock, Convertible Common Stock and Preferred Stock, to authorize the addition of blank check provisions to the Company’s class of Preferred Stock and other changes; ‘‘FOR’’ the approval and ratification of the sale of convertible debentures to Dimeling Schreiber & Park Reorganization Fund II, LP, which is controlled by Richard R. Schreiber and Steven G. Park, both directors and executive officers of the Company; and in their discretion, on any other business that may properly come before the meeting.

Broker Non-Votes

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Broker non-votes count for quorum purposes but not for voting purposes.

Quorum and Votes Required

Only votes ‘‘FOR’’ or ‘‘AGAINST’’ a proposal count. Abstentions and broker non-votes will count towards the quorum but not for voting purposes.

Proposals 1 and 2(a) through 2(g)

A majority of the outstanding shares of Common Stock and Convertible Common Stock entitled to vote and represented at the Special Meeting in person or by proxy constitutes a quorum for the vote on the proposals regarding the election of two directors to the Company’s Board of Directors and the amendments to the Company’s Articles of Incorporation. The shares of Common Stock and Convertible Common Stock will vote together as a single class.

The approval of the proposals to amend the Company’s Articles of Incorporation requires the affirmative vote of the holders of a majority of shares of Common Stock and Convertible Common Stock, voting together as a single class, present or represented by proxy at the Special Meeting and entitled to vote.

Upon the election of directors, stockholders have cumulative voting rights. Under cumulative voting, stockholders may multiply the number of shares of stock held by them by the number of positions to be filled and distribute the resulting numbers of votes among the nominees in any manner they see fit. The two nominees receiving the greatest number of votes will be elected as directors. The cumulative vote represented by management proxies will be distributed between management’s two nominees in management’s discretion so as to elect as many management nominees as possible. Stockholders may also withhold authority to vote for one or more directors as directed in the proxy card.

Proposal 3 Regarding Approval and Ratification of Convertible Debentures

As a party having an interest in the transaction, Dimeling, Schreiber & Park Reorganization Fund II, LP will not cast votes for or against Proposal 3 regarding the approval and ratification of the sale of convertible debentures to Dimeling, Schreiber & Park Reorganization Fund II, LP. A majority of the outstanding shares of Common Stock and Convertible Common Stock, other than those shares held by Dimeling, Schreiber & Park Reorganization Fund II, LP, constitutes a quorum for the vote on Proposal 3. The approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock, and Convertible Common Stock, voting together as a single class, other than those shares held by Dimeling, Schreiber & Park Reorganization Fund II, LP, present or represented by proxy at the Special Meeting and entitled to vote.

Voting Rights, Shares Outstanding and Votes Per Share

Holders of Common Stock at the close of business on the record date of                , 2007 are entitled to vote at the meeting. As of the close of business on                     , 2007, there were 10,635,507 shares of Common Stock outstanding and 4,060,000 shares of Convertible Common Stock outstanding. Each share of Common Stock and Convertible Common Stock is entitled to one vote.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of ‘‘householding’’ proxy statement and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Secretary at the following address or telephone number: Chief Consolidated Mining Company, Corporate Secretary, c/o Dimeling, Schreiber & Park, 1629 Locust Street, Philadelphia, PA 19103; telephone: (215) 546-8585. If you want to receive separate copies of the proxy statement or the annual report to stockholder in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

Interests of Certain Persons in Matters to be Acted Upon

Richard R. Schreiber and Steven G. Park, our directors, executive officers and director nominees are principals of Dimeling, Schreiber & Park, which serves as general partner to Dimeling, Schreiber & Park Reorganization Fund II, LP, the holder of greater than 10% of our voting stock. In addition, the convertible debentures, which were issued in a transaction that has been submitted for ratification and approval in Proposal 3, are held by Dimeling, Schreiber & Park Reorganization Fund II, LP.

PROPOSAL 1:    ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Company’s Articles of Incorporation and Bylaws provide for its business to be managed by or under the direction of the Board of Directors. Under the Company’s Articles of Incorporation and Bylaws, the number of directors is fixed from time to time by the Board of Directors, but within a range of three to seven members. The Board of Directors currently consists of two members. In 2002, the Company’s third director resigned and that seat has since been vacant. A search is currently underway to identify suitable candidates to join the Board. As discussed below, however, there is a proposal to amend the Articles of Incorporation to include a provision to reduce the minimum size of the board from three directors to one director as permitted by Arizona law.

Directors are elected for a period of one year and thereafter serve, subject to the Bylaws, until the next Annual Meeting at which their successors are duly elected by the stockholders. Officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

The Board of Directors met three times during 2006 to adopt the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and to enter into two tax deferral agreements. While all members of the Board of Directors are expected to attend meetings of stockholders, there is no formal policy as to their attendance. The Company did not hold a meeting of stockholders last year. The accompanying proxy card will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy card. See ‘‘Management’’ for biographical information as to each nominee.

The Board of Directors has nominated Richard R. Schreiber and Steven G. Park for election as the Company’s directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE TWO NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

MANAGEMENT

Set forth below is information concerning the Company’s executive officers and directors as of                     , 2007.

Name	Age	Position(s)
Richard R. Schreiber	51	Director and President
Steven G. Park	52	Director, Secretary and Treasurer

Richard R. Schreiber has served as President since 2002 and as a member of the Board of Directors since 1999. Mr. Schreiber has been a principal of Dimeling, Schreiber & Park, a private investment partnership that makes private equity investments in a broad range of middle market companies since 1982. He is active in the negotiating, purchasing and structuring of the acquisition financing of Dimeling, Schreiber & Park’s investments.

Steven G. Park has served as Secretary and Treasurer since 2002 and as a member of the Board of Directors since 2001. Mr. Park has served as a principal of Dimeling, Schreiber & Park, a private investment partnership that makes private equity investments in a broad range of middle market companies since 1987. He is active in the negotiating, purchasing and structuring of the acquisition financing of Dimeling, Schreiber & Park’s investments.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Board Committees

Our Board of Directors does not have any standing audit, compensation or nominating committees, or committees performing similar functions, because the Company has had neither operations nor employees since early 2002. A Disclosure Control Committee has been formed as part of the Company’s re-commencement of business operations. The Board of Directors will form standing committees as the Company’s business operations resume. All directors participate in the consideration of director nominees and the consideration of all other matters, including the review of all audited financial statements. The Board does not currently pay or authorize the payment of any executive compensation.

Stockholder Communications

The Board of Directors provides a process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to any member or the entire Board of Directors of Chief Consolidated Mining Company, c/o Secretary, Dimeling, Schreiber & Park, 1629 Locust Street, Philadelphia, PA 19103. The Company will forward all mail received at the above address that is addressed to the Board of Directors or any member of the Board. On a periodic basis, all such communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the specific Board member to whom the communications are addressed.

Code of Ethics

The Board of Directors has not adopted a Corporate Code of Conduct and Ethics because the Company has had neither operations nor employees since early 2002. The Board of Directors will adopt a Corporate Code of Conduct and Ethics and will disclose this adopted Corporate Code of Conduct and Ethics in the reports filed or submitted to the SEC and post a copy on the Company’s website, as soon as practicable following the initiation of business operations.

Director Independence

The Company is not listed as an issuer on any national securities exchange or inter-dealer quotation system that requires that the majority of the board of directors be independent. For the purposes of compliance with applicable securities rules, the following describes the independence standards required by a national securities exchange, the Nasdaq Stock Market, Inc. and assesses whether our directors and director nominees, Richard R. Schreiber and Steven G. Park, would be considered to be independent directors under Nasdaq’s independence standards.

The majority of the directors on the board of directors of a newly public company listed on Nasdaq must be independent. An independent director is ‘‘a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the [company]’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.’’ Under Nasdaq Rule 4200, an independent director may not (1) have been employed by the company or its subsidiaries or parent company during the preceding three years; (2) have received, or had a family member that received, compensation in excess of $60,000 from the company during any twelve month period during the preceding three years (other than for board or committee services, benefits under a retirement plan or payments to a family member who is a non-executive employee of the company); (3) have had a family member that was an executive officer of the company during the preceding three years; (4) have received from or given to the company during the current and three preceding years, either directly or through family members or entities under his control, any property or services totaling the greater of $200,000 or 5% of the recipient’s gross revenues for that year, unless the payments arose from investments in the company’s securities or a non-discretionary charitable contribution matching program; (5) be employed or have been employed during the last three years, or have a family member who is employed or was employed, as an executive officer of another company where any of the issuer’s executive officers sat on the compensation committee; or (6) be or have a family member who is a partner at the company’s outside auditor or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during the preceding three years. Share ownership in the company by itself will not disqualify a director from being independent.

Neither Mr. Schreiber nor Mr. Park is independent under Nasdaq standards. Both Mr. Schreiber and Mr. Park are acting executive officers of the Company. In addition, Nasdaq requires that all members of the audit, nominating and compensation committees of the board of directors be independent. The Company does not have an audit, nominating or compensation committee at this time. The functions generally performed by these committees are carried out by Mr. Schreiber and Mr. Park.

EXECUTIVE COMPENSATION

Executive Compensation

The Company did not pay any compensation to its executive officers, Richard R. Schreiber and Steven G. Park, for the fiscal years ended December 31, 2006 and 2005.

Outstanding Equity Awards at Fiscal-Year End Table

The following table sets forth information regarding unexercised options, unvested shares of Common Stock and any awards under an equity incentive plan as of December 31, 2006 for Richard R. Schreiber, our President, and Steven G. Park, our Secretary and Treasurer:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#): Exercisable	Number of Securities Underlying Unexercised Options (#): Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Share or Units that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)	Equity Incentive Plan Awards: Number Market or Payout Value of Unearned Shares, Units, or other Rights that have not Vested ($)
Richard R. Schreiber	60,000	-0-	-0-	$2.90	06/11/2011	-0-	-0-	-0-	-0-
Steven G. Park	60,000	-0-	-0-	$3.00	10/16/2011	-0-	-0-	-0-	-0-

Compensation of Directors

Our directors did not receive any compensation during fiscal year 2006.

Equity Compensation Plans

The Company does not currently have any equity compensation plans in effect. All outstanding options at December 31, 2006 are nonqualified stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of                     , 2007, information regarding the beneficial ownership of the Company’s common stock by (a) each person who is known to the Company to be the owner of more than five percent of the Company’s common stock, (b) each of the Company’s directors, (c) each of the named executive officers and (d) all directors and executive officers and executive employees as a group.

Name and Address of Beneficial Owner	Amounts and Nature of Beneficial Ownership(1)		Percent of Class (%)
Five Percent Stockholders:
SC Fundamental Value Fund L.P. and SC Fundamental Value BVI Ltd.(2)	595,270	(2)	5.6%
Dimeling, Schreiber & Park, as General Partner of Dimeling, Schreiber & Park Reorganization Fund II, LP(3) 1629 Locust Street Philadelphia, PA 19103	5,904,522	(4)	35.7%
Directors and Named Executive Officers:
Steven G. Park(3) Dimeling, Schreiber & Park 1629 Locust Street Philadelphia, PA 19103	5,964,522	(4)(5)	35.9%
Richard R. Schreiber(3) Dimeling, Schreiber & Park 1629 Locust Street Philadelphia, PA 19103	5,964,522	(4)(6)	35.9%
All directors and executive officers and executive employees as a group (two (2) persons)	6,024,522	(4)(5)(6)	36.2%

(1)	Based upon 4,060,000 shares of Convertible Common Stock and 10,635,507 shares of Common Stock outstanding as of , 2007. Holders of Convertible Common Stock and Common Stock share voting rights.
(2)	SC Fundamental Value Fund, L.P. and SC Fundamental Value BVI, Ltd. are affiliated companies, and provided the revised ownership information included in the table. Messrs. Peter M. Collery, Neil H. Koffler and John T. Bird share voting and investment power over the shares reported in the table.
(3)	Richard R. Schreiber and Steven G. Park are principals of Dimeling, Schreiber & Park, which serves as the general partner of Dimeling, Schreiber and Park Reorganization Fund II, LP, and they share voting and investment power over the shares reported in the table.
(4)	The number of shares beneficially owned includes 1,844,522 shares of Convertible Common Stock issuable as cumulative dividends in arrears, but does not include up to 10,000,000 shares of Common Stock issuable upon the conversion of outstanding debentures purchased by Dimeling, Schreiber & Park Reorganization Fund II, LP. The debentures automatically convert if and when the stockholders approve certain changes in the Articles of Incorporation, including a change in par value.
(5)	Includes nonqualified stock options previously approved by the stockholders to purchase 60,000 shares held by Stephen G. Park.
(6)	Includes nonqualified stock options previously approved by the stockholders to purchase 60,000 shares held by Richard R. Schreiber.

LEGAL PROCEEDINGS

Environmental Protection Agency–Consent Decree

During 2001, the Environmental Protection Agency, also known as the EPA, placed Eureka Mills Superfund Site on the National Priorities List, as authorized under the Comprehensive Environmental Response, Compensation and Liability Act of 1980. According to the EPA, samples indicate that, approximately 150 acres of soil in the Town of Eureka, Utah, the location of our principal executive offices and operations, were contaminated with lead and, to a lesser extent, arsenic.

In 2002, the EPA finalized its actions to be taken in response to the release of waste materials at and around the site. The EPA is seeking reimbursement from us for our portion of the liability based on the ownership and the conduct of mining operations on portions of the site.

In February 2005, we agreed to a judgment against us by the EPA in the amount of $60 million. The judgment will remain in effect until we have complied with all the requirements of a Consent Decree issued to us by the EPA. The following outlines our obligations under the Consent Decree:

•	We agreed to use our best efforts to satisfy the judgment by seeking indemnification or recovery from insurance policies. After deducting recovery costs, 70% of all proceeds from insurance policies will be paid to the EPA. Until all claims are exhausted, we must provide an annual report for five years listing insurance claims, the action taken to recover the amounts, and any recovery obtained.

•	We agreed to use our best efforts to sell sites, other than sites upon which the repository, open cells, response action structures, water source, and borrow source are located. Upon the transfer of any site, we will pay the EPA 100% of net sales proceeds up to $350,000 and then 50% thereafter. If the transfer is less than the tax assessed value of the site or exceeds a total of more than 1,000 acres, the EPA may require an independent appraisal and may object to the transfer based on the sale price. If any portion of the site is not sold by the fifth anniversary of this decree, we agreed to auction the site to the highest bidder, engaging a professional auctioneer, but we cannot hold a mortgage or other security interest from any purchaser.

•	We agreed for a five year period from the date of the Consent Decree to reimburse the EPA 15% of our net income in excess of $2 million during any calendar year. We also agreed to pay the EPA 15% of the net proceeds of the sale of Chief Consolidated Mining Company or the sale of substantially all of its assets in excess of $2 million. We are required to present audited financial statements to the EPA.

•	We agreed to allow the EPA sole use of borrowed material (top soil, fill and base material) that is free from contaminants, and to give uninterrupted and continuous access to the borrowed source 24 hours a day, 365 days a year.

•	We agreed to allow the EPA an irrevocable right to access, construct, operate, and close the repository and the site. We also granted the EPA the right to access, construct and operate the two open cells on the site for the permanent disposal of waste material excavated from the site.

•	We agreed to allow the EPA to enter onto the site to construct and maintain such response action structures as are necessary to implement the response actions. The land will have an easement for the EPA to inspect, maintain, and operate the structure. We also agreed to provide storage space and water as needed.

In the event that we complete all of our obligations under the Consent Decree, the EPA will file a Release of Notice of Federal Lien in the Office of the Juab County Recorder and we will be completely relieved of the $60 million liability, resulting in a gain in such future period. As of the current date, we continue to have obligations under the terms of the consent decree and are in compliance with those terms. The judgment amount of $60 million represents the future value of clean up costs when the terms of the Consent Decree are satisfied on February 9, 2010.

Royce Hackworth and Hackworth Drilling, Inc.

On August 30, 2002, Royce Hackworth and Hackworth Drilling, Inc. filed a complaint against us and Adren Underwood in the Fourth Judicial District Court in and for Juab County, Utah (Civil No. 02060124). The complaint sought monetary relief of $37,697.14 for drilling services that were rendered to us by Hackworth Drilling. A judgment in the amount of $37,697.14 has been entered against us. We have had numerous communications with the plaintiff’s counsel regarding settlement, but the plaintiff has not responded to any of our offers. The claim is still pending.

Alta Steel

Alta Steel filed a complaint against Tintic Utah Metals, LLC, our subsidiary, in the Fourth Judicial District Court in and for Juab County, Utah (Civil No. 020600141). Alta Steel claimed monetary damages in the amount of $12,440.35 for materials and labor supplied by Alta Steel. A default judgment was entered against Tintic Utah Metals, LLC on November 27, 2002 in the amount of $12,440.35. Tintic Utah filed a motion to set aside the judgment on November 28, 2002. We then settled the judgment for $2,448.07 in March 2007. We are currently awaiting wire transfer instructions to pay this settlement amount.

Codale Electric Supply, Inc.

On June 25, 2002, Codale Electric Supply, Inc. filed a complaint against us and Tintic Utah Metals, LLC, our subsidiary, in the Fourth Judicial District Court in and for Utah County, Utah (Civil No. 020402764). The complaint sought money damages in the amount of $16,583.18 plus attorneys’ fees and costs for breach of contract, breach of covenant of good faith and fair dealings, quantum meruit and mechanic’s lien foreclosure. Judgment was stipulated to and entered in the amount of $19,378.34 on May 6, 2003. We are currently trying to settle this matter.

Other Proceedings

In addition, we were named, along with two other corporate entities, as a respondent in an administrative proceeding before the Utah Labor Commission in August 2006. In the proceeding, the seventy-six year old petitioner alleges that he was a Company employee from 1950 to 1954 and has contracted lung cancer as a result of his employment. The plaintiff is now deceased. His widow has now claimed dependent’s benefits and burial expenses. We have filed an answer in the proceeding denying all material allegations and are investigating the claim, and will vigorously dispute his claims. The litigation is currently in the discovery stage. A hearing has been scheduled for September 2007.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are traded in the over the counter market known as the Pink Sheets under the symbol ‘‘CFCM.PK.’’ High and low sales prices of our Common Stock for each quarterly period during the past two years are as follows:

	High	Low
2007 Market Price
Third Quarter (through July 10, 2007)	$0.40	$0.30
Second Quarter	$0.50	$0.30
First Quarter	$0.50	$0.30
2006 Market Price
Fourth Quarter	$0.50	$0.35
Third Quarter	$0.50	$0.39
Second Quarter	$0.60	$0.35
First Quarter	$0.54	$0.30
2005 Market Price
Fourth Quarter	$0.49	$0.26
Third Quarter	$0.55	$0.25
Second Quarter	$0.55	$0.30
First Quarter	$0.65	$0.30

The approximate number of holders of record of the Company’s Common Stock as of July 10, 2006 was 2,000. No cash dividends have been declared or paid over the previous five years nor are expected to be paid in the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is a party in which:

•	the amounts involved exceeded or will exceed $120,000 or 1% of the average of the Company’s total assets at year-end for the last three fiscal years; and

•	a director, executive officer, holder of more than 5% of Company Common Stock or Convertible Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

In December 2005, the Company issued and sold convertible debentures in the amount of $2.5 million to Dimeling, Schreiber & Park Reorganization Fund II, LP. The General Partner of Dimeling, Schreiber & Park Reorganization Fund II, L.P. is Dimeling, Schreiber & Park, a company whose principals are Messrs. Richard Schreiber and Steven Park, the Company’s incumbent directors. The debentures accrue interest at an annual rate of 8%, payable at the time of conversion in additional shares of common stock. The fixed conversion price is $0.25 per share. The debentures automatically convert into shares of common stock at the rate of 4,000 shares for each $1,000 principal amount upon the approval by the stockholders of certain amendments to the Articles of Incorporation, including a change in par value.

Dimeling, Schreiber & Park Reorganization Fund II, L.P placed $2.5 million of proceeds in escrow during December 2005. The proceeds were to remain in escrow until such time as the Company had received creditor acceptances (repayment on a negotiated basis, or compromise offer) representing 50% of the outstanding aggregate unsecured amounts owed. As of the date of this proxy statement, the minimum level of creditor acceptances has been reached; although, for practical reasons because we do not currently employ any employee, the proceeds remain held in escrow and disbursed by the escrow agent as directed by us. In the event that the stockholders fail to approve the amendments to the Articles of Incorporation, the convertible debentures will become immediately due and payable. You will be asked to confirm and ratify the issuance of these convertible debentures.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent of a registered class of the equity securities of the Company (‘‘Reporting Persons’’) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. In addition, Reporting Persons are required to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Our directors and executive officers, Richard R. Schreiber and Steven G. Park, are Reporting Persons who must file reports of ownership and changes in ownership. In addition, Dimeling, Schreiber & Park Reorganization Fund II, LP and Dimeling, Schreiber & Park, the general partner of Dimeling, Schreiber & Park Reorganization Fund II, LP, must file Forms 3, 4 and 5 as persons who own more than ten percent of the Company’s equity securities. These insiders were delinquent in filing certain Form 3s and 4s as noted below.

Each of Dimeling, Schreiber & Park Reorganization Fund II, LP and Dimeling Schreiber & Park, as the general partner of Dimeling, Schreiber & Park Reorganization Fund II, LP, was required to file a Form 3 in December 1999 upon Dimeling, Schreiber & Park Reorganization Fund II, LP’s acquisition of 3,500,000 shares of the Company’s Convertible Common Stock. Both entities were also required to report at that time that Dimeling, Schreiber & Park Reorganization Fund II, LP held a right to purchase an additional 5,000,000 shares of Convertible Common Stock, which expired on December 31, 2002. Also, Mr. Schreiber and Mr. Park each were required to file filed a Form 3 at that time. In December 1999, Mr. Schreiber was a director of the Company and a principal in Dimeling, Schreiber & Park. Mr. Park was not a director of the Company in December 1999, but was deemed to beneficially own the securities held by Dimeling, Schreiber & Park Reorganization Fund II, LP through his position as a principal of Dimeling, Schreiber & Park. Mr. Park became a director in October 2001.

In 2001, the Company sold shares of unregistered Common Stock to accredited investors in a private placement. In connection with the private placement, Dimeling, Schreiber & Park (for its own account and not for the account of Dimeling, Schreiber & Park Reorganization Fund II, LP) entered into separate agreements with the purchasers of the shares which gave the purchasers the right, at a later date and for a limited time, to require Dimeling, Schreiber & Park to purchase from the purchasers the shares that the purchasers bought from the Company during the private placement, at price of $2 per share. At the time of these agreements, Dimeling, Schreiber & Park was required to file Form 4s noting this obligation to buy the shares of Company Common Stock. Messrs. Schreiber and Park were also required to file Form 4s. Dimeling, Schreiber & Park notified the purchasers, however, that it was unable to meet its obligations under the put agreements. On March 10, 2005, the obligations under the put agreements were extinguished under a global settlement agreement by the Company with the purchasers and other creditors. The purchasers holding the put rights were paid a total of $815,260 to extinguish Dimeling, Schreiber & Park’s obligations to buy the shares. No shares were purchased by Dimeling, Schreiber & Park. Dimeling, Schreiber & Park and Messrs. Schreiber and Park were required to file a Form 4 at that time.

Dimeling, Schreiber & Park Reorganization Fund II, LP also received stock dividends equal to 280,000 shares of Convertible Common Stock on each of December 31, 2000 and December 31, 2001. Although stock dividends are not generally reportable under Section 16, the Reporting Persons were required to report these acquisitions because Dimeling, Schreiber & Park Reorganization Fund II, LP is the only holder of Convertible Common Stock and thus the only stockholder to receive stock dividends. In addition, dividends in arrears are owed to Dimeling, Schreiber & Park Reorganization Fund II, LP as a stock dividend on its holdings of Convertible Common Stock. The Reporting Persons should have reported on Form 4 stock dividends amounting to 437,372 shares, 404,974 shares, 374,976 shares, 347,200 shares and 280,000 shares during the years ended December 31, 2006, 2005, 2004, 2003 and 2002 respectively.

Mr. Schreiber received an option to purchase 60,000 shares of Common Stock on June 11, 2001. Mr. Park received an option to purchase 60,000 shares of Common Stock on October 16, 2001. These option grants were required to be reported by each of Mr. Schreiber and Mr. Park on Form 4 at that time.

As of May 9, 2007, all delinquent Form 3s and Form 4s have been filed.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers or employees serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

Information Regarding Accounting Matters

Auditors

We have selected Hansen, Barnett & Maxwell our independent public accountant for our fiscal year ending December 31, 2007. A representative of Hansen, Barnett & Maxwell is expected to be present at the Special Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for the years ended December 31, 2005 and December 31, 2006 for the professional services rendered by Hansen, Barnett & Maxwell, the Company’s principal accountant, for the audit of the Company’s annual financial statements and review of financial statements or services that are normally provided by the Company’s principal accountant in connection with statutory and regulatory filings or engagements for such fiscal years equaled $27,018 and $13,726, respectively.

Audit-Related Fees

There were no fees billed for the years ended December 31, 2005 and December 31, 2006, for assurance and related services by Hansen, Barnett & Maxwell that are reasonably related to audit or review of the Company’s financial statements not reported under ‘‘Audit Fees’’ above.

Tax Fees

The aggregate fees billed for the years ended December 31, 2005 and December 31, 2006 for professional services rendered by Hansen, Barnett & Maxwell for tax compliance, tax advice, and tax planning equaled $277 and $82, respectively, and consisted of assistance in the preparation of tax returns, and general tax research and planning.

All Other Fees

No other fees were billed by Hansen, Barnett & Maxwell to the Company during 2005 or 2006.

Pre-Approval Policies and Procedures

The Company does not currently have a standing audit committee. The Company’s full board of directors, composed of Richard Schreiber and Steven Park, conducts all tasks related to the selection and approval of the independent public accountant. All services related to the Company’s independent public accountant, described above, were pre-approved by both Mr. Schreiber and Mr. Park.

PROPOSAL 2:    THE AMENDMENTS TO THE ARTICLES OF INCORPORATION (a) TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 100,000,000 SHARES, (b) TO REDUCE THE PAR VALUE PER SHARE OF THE COMPANY’S AUTHORIZED COMMON STOCK, PREFERRED STOCK AND CONVERTIBLE COMMON STOCK, (c) TO INCREASE THE AUTHORIZED PREFERRED STOCK OF THE COMPANY TO 10,000,000 SHARES, (d) TO AUTHORIZE THE ADDITION OF BLANK CHECK PROVISIONS TO THE COMPANY’S CLASS OF PREFERRED STOCK, (e) TO SET THE SIZE OF THE BOARD OF DIRECTORS, (f) TO AUTHORIZE THE ELECTION OF DIRECTORS AT A TIME PRESCRIBED BY THE BOARD OF DIRECTORS AND (g) TO ALLOW THE ELECTION OF DIRECTORS WHO ARE NOT STOCKHOLDERS OF THE COMPANY

The Company’s Board of Directors has approved proposals to amend the Company’s Articles of Incorporation so as (1) to increase the authorized Common Stock of the Company to 100,000,000 shares; (2) to set the par value of the Company’s classes of Common Stock, Preferred Stock and Convertible Common Stock at $0.01 par value from $0.50 par value per share, (3) to increase the authorized Preferred Stock of the Company to 10,000,000 shares (4) to authorize the addition of blank check provisions to the Company’s class of Preferred Stock, (5) to set the size of the Board of Directors at a range of one to seven members, (6) to authorize the election of directors at a time prescribed by the Board of Directors and (7) to allow the election of directors who are not stockholders of the Company. The Board of Directors believes that these changes will permit greater flexibility in its ability to secure future financing. While each amendment will be voted upon separately, the approval of the amendments will be considered as a group such that they will either all be approved or none of them will be approved. Each proposed amendment must receive an affirmative vote of the majority of all outstanding shares of Company Common Stock and Convertible Common Stock, voting together as a single class, for any of the proposals to be adopted. The Board believes that the adoption of all amendments is in the best interests of the Company and its stockholders and will permit the Board to continue the re-commencement of the Company’s business and operations. The following details each proposed amendment to the Articles of Incorporation.

PROPOSAL 2(a):    THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 100,000,000 SHARES

The Company’s Board of Directors has proposed to increase the Company’s authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares. As a matter of corporate law, a corporation must state the maximum number of shares that it may issue in its Articles of Incorporation. A change in this maximum number of shares requires a vote of the Corporation’s stockholders. An increase in the authorized number of shares of Common Stock will provide the Company with the flexibility to engage in certain transactions with stock, such as financings, investment opportunities, acquisitions of other companies, stock dividends or splits, employee benefits plans or other corporate purposes determined by the Board of Directors to be advisable. The Company currently does not have any plan or arrangement relating to an issuance of these additional shares of Common Stock. A vote to increase the number of shares of Common Stock, though, will provide the Company with the flexibility for future activities required to support its business plan. If the proposal is approved, the shares will only be authorized and not immediately issued.

PROPOSAL 2(b):    THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO REDUCE THE PAR VALUE PER SHARE OF THE COMPANY’S COMMON STOCK, PREFERRED STOCK AND CONVERTIBLE COMMON STOCK

The Company’s Board of Directors has approved a proposal to reduce the par value of the Company’s Common Stock, Preferred Stock and Convertible Common Stock from $0.50 to $0.01. The proposed reduction in par value is necessary to enable the Company to utilize authorized but unissued shares for financing or other corporate purposes, which the Company is not currently in a position to do because the current market price of its Common Stock is less than its par value. As currently in effect, the Company’s Articles of Incorporation prohibit sales of Common Stock, Preferred Stock and Convertible Common Stock at less than par value. This provision dates back to the filing of the Articles of Incorporation in 1967, at which time the par value was reduced from $1.00 to $0.50, and reflects a different importance of stated par value during that time versus today. The change to $0.01 par value Common Stock, $0.01 par value Preferred Stock and $0.01 Convertible Common Stock would allow the issuance of shares of the Common, Preferred or Convertible Common Stock at prices determined from time to time by the Board of Directors to represent the fair value of these shares of Common, Preferred or Common Convertible Stock. Currently, authorized but unissued shares of Common Stock, Preferred Stock and Common Convertible Stock may be issued for such prices as may be determined by the Board of Directors, subject to the provision of the Arizona Business Corporations Act that such prices be no less than the par value of $0.50 per share. In addition, the current par value of the Common Stock is not consistent with current trends among public corporations whose common stock normally has nominal, if any, par value. If Proposal 2 is approved, it will become practical for the Company to once again evaluate or seek to conclude acquisitions, financings or other transactions involving the issuance of Common Stock which, if they could be accomplished, would enhance stockholder value. The Company’s 10,635,507 shares of Common Stock and 4,060,000 shares of Convertible Common Stock, which are currently outstanding will also be subject to this reduction in par value.

PROPOSAL 2(c):    THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK

The Company’s Board of Directors has approved a proposal to increase the authorized shares of Preferred Stock from 1,500,000 shares to 10,000,000 shares. As no class of Preferred Stock is currently outstanding, the Board of Directors believes that an increase in the authorized number of shares of Preferred Stock will provide the Company with greater flexibility to engage in transactions involving the issuance of Preferred Stock, such as financings and investment opportunities. The Company does not currently have any plan or arrangement to issue any shares of Preferred Stock.

PROPOSAL 2(d):    THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE ADDITION OF BLANK CHECK PROVISIONS TO THE COMPANY’S CLASS OF PREFERRED STOCK

The Company’s Board of Directors has also approved a proposal to further amend the Company’s Articles of Incorporation in order to vest in the Board of Directors the authority to designate one or more series of Preferred Stock by resolution. The provisions of the Articles of Incorporation authorizing Preferred Stock in this manner are often referred to as ‘‘blank check’’ provisions, as they give the Board of Directors the flexibility, at any time or from time to time, without further stockholder approval (except as may be required by applicable laws, regulatory authorities or the rules of any stock exchange on which the Company’s securities are then listed), to create one or more series of Preferred Stock and to determine by resolution the designations, price, preferences, relative rights and limitations of each such series, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future.

The Board of Directors believes that the authorization of the Preferred Stock in the manner proposed will provide the Company with greater flexibility in meeting future capital requirements by creating series of Preferred Stock customized to meet the needs of particular transactions and then prevailing market conditions. Series of Preferred Stock would also be available for issuance from time to time for any other proper corporate purposes, including, without limitation, the implementation of joint ventures or acquisitions or issuance in public or private offerings as a means of raising working capital. The Board of Directors has no present plans or proposals to issue any shares of Preferred Stock.

PROPOSAL 2(e):    THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO SET THE SIZE OF THE BOARD OF DIRECTORS

The Board of Directors has further proposed to eliminate the requirement that the Board consist of three to seven directors. The adoption of this proposal will authorize the Board to be composed of one to seven directors as provided by Arizona state corporate law. The Board of Directors currently consists of two members. In 2002, the Company’s third director resigned and that seat has since been vacant. A search is currently underway to identify suitable candidates to join the Board. The decrease in the number of directors sitting on the Board of Directors complies with all applicable laws and provides the Board of Directors with flexibility to select appropriate candidates to fill all vacant Board positions.

PROPOSAL 2(f):    THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE THE ELECTION OF DIRECTORS AT A TIME PRESCRIBED BY THE BOARD OF DIRECTORS

Under the Company’s current Articles of Incorporation, directors may only be elected at an annual meeting held on the third Tuesday of May of each year. The Board of Directors has proposed that this requirement be amended so that directors may be elected annually at either an annual or special meeting of Company stockholders on a date determined at the Board of Directors’ discretion. This proposal would not affect the stockholders’ right to elect directors once per year, but would offer greater flexibility for stockholders to assemble and elect directors at any meeting of stockholders and permits the election of directors to meet the changing needs of the Company as it resumes operations.

PROPOSAL 2(g):    THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO ALLOW THE ELECTION OF DIRECTORS WHO ARE NOT STOCKHOLDERS OF THE COMPANY

The Board of Directors has also resolved to eliminate the requirement that directors serving on the Board of Directors hold shares of stock in the Company. This proposal conforms with both state corporate law and corporate practice that directors are not required to own stock in a company to serve on its board of directors. The adoption of this proposal would provide the Company with greater flexibility to select candidates to sit on its Board of Directors because directors may, but are not required to, own stock in the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ‘‘FOR’’ PROPOSALS 2(a) THROUGH 2(g) TO APPROVE EACH OF THE AMENDMENTS TO THE ARTICLES OF INCORPORATION.

PROPOSAL 3:    THE APPROVAL AND RATIFICATION OF THE SALE OF CONVERTIBLE DEBENTURES TO DIMELING, SCHREIBER & PARK REORGANIZATION FUND II, LP

Messrs. Richard R. Schreiber, the Company’s President and Directors, and Steven G. Park, the Company’s Secretary, Treasurer and Director, are principals of Dimeling, Schreiber & Park. In December 2005, the Company issued and sold convertible debentures in the amount of $2.5 million to Dimeling, Schreiber & Park Reorganization Fund II, LP, of which Dimeling, Schreiber & Park serves as the general partner. The debentures accrue interest at an annual rate of 8%, payable at the time of conversion in additional shares of Common Stock. The fixed conversion price is $0.25 per share. Because the Company’s Common Stock has been thin and infrequently traded since 2002, the time when the Company ceased its operations the Company believed that this conversion price, which is in the range of prices at which the Company’s Common Stock has traded during the past four years, was reasonable. DSP placed the $2.5 million debenture purchase price in escrow during December 2005. The funds were to remain in escrow until such time as the Company had receipt of creditor acceptances (repayment on a negotiated basis or compromise offer) representing 50% of the outstanding aggregate unsecured amounts owed. As of the date of this proxy statement, the minimum level of creditor acceptances has been reached; although the funds continue to be held in escrow and disbursed by the escrow agent as directed by the Company. The Company believes that the disbursement of the funds and the payment of its obligations in this manner is an efficient means of conducting business as it resumes its operations. In the event that the stockholders fail to approve the amendments to the Articles of Incorporation, the convertible debentures will become immediately due and payable. The Company has already expended $1.2 million of the fund to pay prior creditors and $300,000 of the fund to pay consultants’, attorneys’ and accountants’ fees relating to regulatory obligations. The Company plans to use the $1 million remaining in the fund for geological studies by independent consultants, for the payment of taxes and for business operating costs.

Upon the approval of the amendments to the Articles of Incorporation being proposed, the debentures will automatically convert into shares of Common Stock at the rate of 4,000 shares for each $1,000 principal amount. This conversion will result in Dimeling, Schreiber & Park Reorganization Fund II, L.P. holding 10,000,000 shares of Company Common Stock, in addition to the 4,060,000 shares of Convertible Common Stock already held by it. The conversion will also result in the dilution of the voting power of the Company’s existing stockholders such that the existing stockholders, other than Dimeling, Schreiber & Park Reorganization Fund II, LP, will hold only 43.1% of the voting power in the Company following the conversion of the debentures. As an interested party, Dimeling, Schreiber & Park, as general partner of Dimeling, Schreiber & Park Reorganization

Fund II, L.P., will not vote on this proposal and, as such, the proposal will require an affirmative rate of a majority of all remaining shares to be approved.

The Board of Directors is requesting that you vote to approve and ratify the issuance of the convertible debentures as part of the Company’s recommencement of business and operations. In addition, the Amendments to the Articles of Incorporation must be approved for the convertible debentures to convert into shares of Company Common Stock. Arizona state corporate law prohibits the issuance of stock at less than the stock’s par value. Currently, the par value of the Company’s Common Stock is $0.50 per share. Because the convertible debentures will convert at a rate of one share for every $0.25 in principal amount, the conversion may not currently take place. After the approval of the amendments to the Articles of Incorporation, however, the par value of the Company’s common stock will be $0.01 and the conversion may take place. If the amendments to the Articles of Incorporation are not approved, the debentures will become immediately due and payable.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THIS PROPOSAL 3 TO APPROVE AND RATIFY THE SALE OF CONVERTIBLE DEBENTURES TO DIMELING, SCHREIBER & PARK REORGANIZATION FUND II, LP.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors does not have a committee of independent directors to serve as an audit committee. The Board will seek to add such members as needed to establish an audit committee with a financial expert as soon as practicable following the initiation of business operations.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR NEXT SPECIAL MEETING

Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company’s Special Meeting of Stockholders must be received by the Company’s Secretary at Chief Consolidated Mining Company, Corporate Secretary, c/o Dimeling, Schreiber & Park, 1629 Locust Street, Philadelphia, PA 19103, no later than                 , 2007 for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Such proposals must comply with applicable SEC rules and regulations.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s stockholders’ meeting, we must receive notice of the proposal prior to                 , 2007. If such notice is received, proxies may be voted at the discretion of management if we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Special Meeting. If other matters properly come before the Special Meeting, the persons appointed as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

We are providing herewith, a copy of the Company’s Annual Report on Form 10-KSB, without exhibits, for the year ended December 31, 2006 including the financial statements and schedules filed therewith. If any person receives this proxy without the foregoing documents, the Company undertakes to provide, without charge, upon a written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of the Company’s Form 10-KSB for the year ended December 31, 2006 including the financial statements and schedules filed therewith. Written requests for such reports should be addressed to Chief Consolidated Mining Company, Corporate Secretary, c/o Dimeling, Schreiber & Park, 1629 Locust Street, Philadelphia, PA 19103. The Corporate Secretary may be reached by telephone at (215) 546-8585.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR
EARLIEST CONVENIENCE.

By Order of the Board of Directors

Appendix A

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION OF
CHIEF CONSOLIDATED MINING COMPANY

Chief Consolidated Mining Company (the ‘‘Corporation’’), a corporation organized and existing under the laws of the State of Arizona, does hereby certify that:

FIRST:    The Board of Directors of the Corporation, by written consent filed with the minutes of the proceedings of the board, duly adopted resolutions declaring advisable the amendment (the ‘‘Amendment’’) of the Articles of Incorporation of the Corporation (the ‘‘Articles’’). The resolutions setting forth the proposed Amendment are as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Articles be amended so as to strike the first paragraph of Article IV and replace that paragraph with the following:

The total amount of the authorized capital stock of this Corporation shall be Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share, One Hundred Million (100,000,000) shares of Common Stock having a par value of $0.01 per share and Thirty Million (30,000,000) shares of Convertible Common Stock, par value $0.01 per share. The Board of Directors may, from time to time and in its discretion, create and issue one or more series of Preferred Stock and determine by resolution the designations, price, preferences, relative rights and limitations of each such series, including voting rights, of those shares without any further vote or action by the stockholders.

Common and Convertible Common Stock shall each have equal voting powers, each share entitling the holder to one vote at all meetings of the stockholders on all matters upon which stockholders are entitled to vote under Arizona law, and, except for the 8% Convertible Common Stock dividend as described in the designation of Convertible Common Stock set forth herein, such Common and Convertible Common Stock shall participate equally in all dividends declared.

FURTHER RESOLVED, that the Articles be amended so as to strike the section of Article IV entitled ‘‘Liquidation, Dissolution or Winding Up.’’ and replace that section with the following:

Liquidation, Dissolution or Winding Up.

(a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of the Common Stock of the Corporation unless first the holders of the Convertible Common Stock shall have received an aggregate amount equal to $2.00 per share of Convertible Common Stock then held, plus an amount equal to all declared but unpaid dividends thereon.

(b) In the event the assets to be distributed to the holders of Convertible Common Stock shall be insufficient to permit the payment to holders of the full preferential amount aforesaid, then all the assets of the Corporation to be distributed to the holders of the Convertible Common Stock shall be distributed on a pro rata basis in accordance with their respective holdings of Convertible Common Stock.

(c) In the event that assets of the Corporation remain after the distribution to the holders of the Convertible Common Stock to the extent of their preference, the holders of each class of stock shall be entitled to distribution of such assets on a pro rata basis in accordance with their holdings.

1

Appendix A

FURTHER RESOLVED, that the Articles be amended so as to strike Article VI in its entirety and replace Article VI with the following:

The affairs of this Corporation shall be conducted by the Board of Directors consisting of not less than one (1) nor more than seven (7) persons. The number of directors to serve shall be fixed by the Board of Directors from time to time and shall be as provided by the By-laws of the Corporation. All directors shall be elected annually at either an annual or special stockholders’ meeting as may be provided by the Board of Directors, and shall hold office until their successors are elected and qualify or as provided by the By-laws of the Corporation.

SECOND:    That the stockholders approved the aforesaid Amendment by an affirmative majority vote of shares of Common Stock at a Special Meeting of Stockholders in accordance with Section 10-1003 of the Arizona Business Corporation Act.

THIRD:    That the Amendment was duly adopted in accordance with the provisions of Section 10-1006 of the Arizona Business Corporation Act.

IN WITNESS WHEREOF, the Corporation has caused this Articles of Amendment to be signed by its duly authorized officer, this      day of                     , 2007.

By: Richard Schreiber
Title: President

2

CHIEF CONSOLIDATED MINING COMPANY
Special Meeting of Stockholders
               , 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Chief Consolidated Mining Company (the ‘‘Company’’) hereby constitutes and appoints Richard R. Schreiber and Steven G. Park, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all of the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the ‘‘Special Meeting’’) to be held at the Company’s at Dimeling, Schreiber & Park, 1629 Locust Street, Philadelphia, PA 19103 at                  A.M., Eastern Daylight Time, on                      , 2007 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Special Meeting of Stockholders (the ‘‘Notice’’), with all the powers the undersigned would possess if present personally at said meeting, or at any postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ‘‘FOR’’ ALL PROPOSALS.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Please Detach and Mail in the Envelope Provided

Please mark your votes
as in this example using
dark ink only.

1.	The election of the following nominees to the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders: Richard R. Schreiber and Steven G. Park.

FOR all nominees listed above (except as marked to the contrary above)	WITHHOLD AUTHORITY (to vote for either director nominee)

INSTRUCTION: Cumulative voting applies to the election of directors. The number of votes to which you are entitled equals two times the number of shares of Common Stock or Convertible Common Stock that you beneficially own. The proxy holders will apportion votes among the director nominees such that the maximum number of director nominees may be elected. You may elect to withhold authority for any votes to be apportioned to a director nominee by striking the nominees name in the line above.

2(a).	The amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock of the Company to 100,000,000 shares.

FOR	AGAINST	ABSTAIN

2(b).	The amendment to the Company’s Articles of Incorporation to set the par value of the Company’s classes of Common Stock, Preferred Stock and Convertible Common Stock at $0.01 par value from $0.50 par value per share.

FOR	AGAINST	ABSTAIN

2(c).	The amendment to the Company’s Articles of Incorporation to increase the authorized Preferred Stock of the Company to 10,000,000 shares.

2(d).	The amendment to the Company’s Articles of Incorporation to authorize the addition of blank check provisions to the Company’s class of Preferred Stock.

FOR	AGAINST	ABSTAIN

2(e).	The amendment to the Company’s Articles of Incorporation to set the size of the Board of Directors at a range of one to seven members.

FOR	AGAINST	ABSTAIN

2(f).	The amendment to the Company’s Articles of Incorporation to authorize the election of directors at a time prescribed by the Board of Directors.

FOR	AGAINST	ABSTAIN

2(g).	The amendment to the Company’s Articles of Incorporation to remove the requirement that only stockholders may act as directors.

FOR	AGAINST	ABSTAIN

NOTE: The failure to obtain a majority affirmative vote for any of the amendments will defeat all amendments.

3.	The approval and ratification of the sale of convertible debentures to Dimeling Schreiber & Park Reorganization Fund II, LP, which is controlled by Richard R. Schreiber and Steven G. Park, both directors and executive officers of the Company, through their positions as principals of Dimeling, Schreiber & Park.

FOR	AGAINST	ABSTAIN

4.	In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the Special Meeting, receipt of which are hereby acknowledged.

Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.

Signature(s)                                                                         Signature

Dated:

NOTE:	Please mark, date and sign exactly as name(s) appear on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executives, administrators, trustees, etc. should state full title or capacity. Joint owners should each sign.